EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2017-C5 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC., as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Prudential Plaza Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Prudential Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prudential Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Senior Trust Advisor for the Prudential Plaza Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Prudential Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 229 West 43rd Street Retail Condo Mortgage Loan, KeyBank National Association, as Special Servicer for the 229 West 43rd Street Retail Condo Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 229 West 43rd Street Retail Condo Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 229 West 43rd Street Retail Condo Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 229 West 43rd Street Retail Condo Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 229 West 43rd Street Retail Condo Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 229 West 43rd Street Retail Condo Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Summit Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Summit Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Summit Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Summit Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Summit Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Summit Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Summit Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Gateway Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Moffett Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Gateway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Gateway Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Moffett Gateway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Dick's Sporting Goods Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Dick's Sporting Goods Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Dick's Sporting Goods Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Dick's Sporting Goods Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Dick's Sporting Goods Portfolio Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Dick's Sporting Goods Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Dick's Sporting Goods Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 350 Park Avenue Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 350 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 350 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 350 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 350 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Summit Place Wisconsin Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Summit Place Wisconsin Mortgage Loan prior to May 5, 2023, K-Star Asset Management LLC, as Special Servicer for the Summit Place Wisconsin Mortgage Loan on and after May 5, 2023, Wells Fargo Bank, National Association, as Trustee for the Summit Place Wisconsin Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Summit Place Wisconsin Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Summit Place Wisconsin Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Summit Place Wisconsin Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Dallas Design District Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Dallas Design District Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Dallas Design District Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Dallas Design District Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Dallas Design District Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Dallas Design District Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Landmark Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Landmark Square Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Landmark Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Landmark Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Landmark Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Landmark Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Key Center Cleveland Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Key Center Cleveland Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Key Center Cleveland Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Uovo Art Storage Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Uovo Art Storage Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Uovo Art Storage Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Uovo Art Storage Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Uovo Art Storage Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Uovo Art Mortgage Loan.

 Dated: March 15, 2024

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)